UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 27, 2006 (July 27, 2006)

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	002-26821	61-0143150

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (502) 585-1100

Item 2.02 Results of Operations and Financial Condition
On July 27, 2006, Brown-Forman Corporation (the “Company” or “Brown-Forman”) issued a press release commenting on financial and operating results for the fiscal year ended April 30, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein in its entirety by this reference. The information furnished pursuant to this Item 2.02 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Principal Officers
On July 27, 2006, the Company issued a press release announcing the retirement of three members of the Board of Directors. Ina Brown Bond and Geo. Garvin Brown III retired from the Board effective July 27, 2006. Owsley Brown Frazier retired from the Board effective May 7, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein in its entirety by this reference.
Item 7.01 Regulation FD Disclosure
On July 27, 2006, the Company issued a press release announcing that its Board of Directors approved a regular cash dividend of 28 cents per share on Class A and Class B Common Stock. Stockholders of record on September 7, 2006 will receive the cash dividend on October 1, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein in its entirety by this reference. The information furnished pursuant to this Item 7.01 (and the related information in Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits 99.1 Press Release, dated July 27, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown-Forman Corporation (Registrant)
July 27, 2006 (Date)	/s/ Nelea A. Absher
Nelea A. Absher
Vice President and Assistant Corporate Secretary

Exhibit Index
99.1 Press Release, dated July 27, 2006, issued by Brown-Forman Corporation.